Exhibit 10.16

LETTER OF INTENT FOR COOPERATION

Party A: Shandong Zhidali Industrial Co., Ltd.
Party B: Shanghai High Definition Technology Industrial Co., Ltd.
(Collectively, the parties)

For the purpose to promote the development of the wireless digital TV project in Shandong Province Tengzhou City, under the guidelines of “sincere and long term cooperation, leading technology and progressively development”, with regards to the wireless digital TV coverage project in Tengzhou City, upon friendly consultations and negotiations, the parties have agreed to enter this Letter of Intent for Cooperation (the “LOI”) at the following terms.  This LOI shall only be binding on the wireless digital TV coverage project in Tengzhou City only between the parties, and shall not be effective on any other matters between the parties not described herein.

1.	Rights and Obligations of Party A
1)	Party A shall provide the facilities (including frequency permitted to use, signal launching station, etc.) for operation tests and necessary marketing of the project.
2)
Party A promises herein that the technology and products of Party B shall be applied at a priority in connection with this project.  During the time of the preparation and operation of the project, Party B shall be the exclusive cooperation party with Party A within Zaozhuang district for this wireless digital TV coverage project and Party A shall be refrained from working with any other parties with similar technology resources in any forms within the above territory.

3)
Party A agrees to provide Party B any and all required information for the project development and marketing purpose and such information shall be true and valid, so that Party B may accurately acquire the information of market responses to its technologies at a timely basis.

4)	Party A shall have the right to request reasonable technology supports from Party B for the China Digital TV Ground Radio Transmit Standard System GB20600 and other products of Party B.
5)
Party A shall keep this LOI and related technology and business information confidential and without Party B’s prior written consent, Party A shall not disclose any and all information under this LOI and related data to a third party.

2.	Rights and Obligations of Party B
1)
Party B promises herein to provide full technology supports to Party A to ensure the project’s progress, including providing consultation and advising services to Party A in connection with the project technology and business operation.

2)
For the purpose assisting Party A to further explore the market, Party B shall provide the follow-up customer services to upgrade the advanced technologies and shall provide the complete supports for required services on the China Digital TV Ground Radio Transmit Standard System GB20600.

3)	Party B shall have to right to receive the detailed true information from Party A regarding the project
4)	Party B shall keep this LOI and related technology and business information confidential.
5)	Party B shall assist Party A to install the above China Digital TV Ground Radio Transmit Standard System GB20600 and the top-box by 05/01/2010.

3.
The detailed progress of the project shall be subject to the final cooperation agreement between the parties.  The parties may adjust the project plan and upgrade the cooperation at the appropriate time.

4.
The parties shall, based on their respective resources and networks, negotiate and consult on any other projects for technology innovation, TV Promotion, global cooperation communication and training program cooperation.  The parties shall provide each other the best services and full supports for such cooperation.

5.	Any matters not described in this LOI shall be subject to the parties’ further negotiation and shall be set forth in the supplemental addendum to this LOI.

6.	This Agreement shall be effective upon the following signatures and seals, and shall be executed in two copies with one copy for each party.

Party A: Shandong Zhidali Industrial Co., Ltd.	Party B: Shanghai High Definition Technology Industrial Co., Ltd.
[Corporate Seal]	[Corporate Seal]
Address: #1 Zhidali Road Economic Fl.,	Address: #461 Hongcao Road, Software Bldg 4th
Development Zone of Tengzhou City	Shanghai
Tel.:	Tel.: 021-54263080
Fax: 0632-3957333	Fax: 021-54263087
Representative:	Representative: [Individual’s Signature-Yang Dai]
Date:	Date: 03/27/2010